Certain confidential information contained in this document, marked by [***], has been omitted because it is not material and is the type that the registrant treats as private and confidential.

EMPLOYMENT CONTRACT

Between:

InspireMD, an Israeli company registered at the Paris Registry of Companies under the number ________, whose registered office is located at Menorat Hamaor 4, 3th Floor, Tel Aviv, 67448 Israel,

Represented for the purposes hereof by Mr. Craig Shore, CFO,

(hereafter referred to as the “**Company**”)

And:

Mr. Andrea Tommasoli
[***]

(hereafter referred to as the “**Employee**”)

CONTRAT DE TRAVAIL

Entre :

InspireMD, société Israélienne, immatriculée au Registre du Commerce et des Sociétés de Paris sous le numéro ________, et dont le siège social est situé Menorat Hamaor 4, 3th Floor, Tel Aviv, 67448 Israël,

Représentée aux fins des présentes par Mr. Craig Shore, CFO,

(ci-après dénommée la « **Société** »)

Et :

Mr. Andrea Tommasoli
[***]

(ci-après dénommé le «**Salarié** »)

IT HAS BEEN AGREED AS FOLLOWS:

ARTICLE 1 – HIRING

1.1 The Employee is hired the November 2, 2020. He reminds having formally stated that, at the time of his hiring, he will have left his previous employer free from any commitments whatsoever, and that he was not subject to any non-competition clause which would prevent him from working for the Company.

1.2 For information purposes, the collective bargaining agreement, which is applied by the Company at the date of the signature of the present contract, is the Collective Bargaining Agreement for medical equipment's trade.

This reference to the Collective Bargaining Agreement is not considered as an essential condition of this employment contract and may change in case of evolution of the Company's activity.

IL A ETE CONVENU ET ARRETE CE QUI SUIT :

ARTICLE 1 - ENGAGEMENT

1.1 Le Salarié est engagé le 2 Novembre 2020. Il rappelle avoir formellement déclaré qu'au moment de son embauche, il ne sera plus lié à aucune autre entreprise, qu'il avait quitté son précédent employeur libre de tout engagement de quelque nature qu'il soit et qu'il n'était soumis à aucune clause de non-concurrence qui aurait pu l'empêcher d'être employé par la Société.

1.2 A titre d'information, la Convention Collective appliquée par la Société à la date de signature du présent contrat est la Convention Collective Nationale Médico-techniques (IDCC 1982).

La référence à cette Convention Collective ne constitue pas un élément essentiel du présent contrat de travail et est susceptible de modification en fonction de l'évolution de l'activité de la Société.

ARTICLE 2 – FUNCTION - DUTIES

2.1 The Employee shall be employed by the Company in the position of Senior V.P. Global Sales and Marketing, Executive status, job classification V.

In this capacity, the Employee will have the duties listed in appendix n°1.

The Employee understands that these duties will necessarily evolve in accordance with the development of the business. The Employee therefore accepts that his duties may be changed as the Company judges necessary and that these modifications may not be considered as a modification to his contract as long as they respect his qualifications.

2.2 In respect of his professional activity, the Employee will report to the CEO, or to any person who may validly replace him.

ARTICLE 2 - FONCTION - ATTRIBUTIONS

2.1 Le Salarié est engagé par la Société en qualité de Senior V.P. Global Sales and Marketing statut Cadre, niveau V.

En cette qualité, le Salarié aura notamment les attributions listées en annexe °1.

Les attributions du Salarié sont nécessairement évolutives et pourront faire l'objet de toutes modifications ou précisions jugées utiles par la Société, sous réserve de respecter ses qualifications et sans que cette modification ne constitue une modification du présent contrat.

2.2 Le Salarié devra rendre compte de son activité professionnelle au CEO ou à toute personne qui pourrait lui être substituée.

ARTICLE 3 – DURATION OF CONTRACT

This contract is concluded for an indefinite period. Each of the parties being entitled to terminate the contract at any time in accordance with the legal and contractual provisions in force.

ARTICLE 3 - DUREE DU CONTRAT

Le présent contrat est conclu pour une durée indéterminée, chacune des parties pouvant y mettre fin à tout moment en respectant les dispositions légales et conventionnelles en vigueur.

ARTICLE 4 – REMUNERATION

4.1 As remuneration for his activity, the Employee shall receive a gross annual salary of 205,000.00 € paid in twelve (12) equal installments.

4.2 The Employee is entitled to a yearly gross bonus (the "Bonus") of 35% of his base salary per 12-month period subject to the Company bonus plan and his successful achievement of 100% of the targets determined between the Parties. The Bonus is paid on a yearly basis. During the year 2020 the bonus will be prorated per the months actually worked in 2020. For each year, the actual payout is subject to the compensation committee's discretion and final approval

4.3 All the elements of remuneration mentioned above shall be subject to deduction of the employee's share of social contributions, and CSG and CRDS.

4.4 Incentive plan

The Employee will be entitled to a remuneration of 271,534 "Restricted stock" (under American law) and 90,511 "stock options" (under American law), after a vesting period of 3 years.

The terms and conditions of these stock options and restricted stock will be specified in the award agreements.

The grants are subject to Compensation Committee approval and the execution of the award agreements.

ARTICLE 4 – REMUNERATION

4.1 En rémunération de son activité, le Salarié recevra un salaire annuel brut de 205.000,00 € payé en douze (12) mensualités égales.

4.2 Le Salarié est éligible à un bonus annuel brut (le «Bonus») de 35% de son salaire de base par période de 12 mois sous réserve du plan de bonus de la Société et de l'accomplissement à 100% des objectifs fixés entre les parties. Le Bonus est payé sur une base annuelle. Au cours de l'année 2020, le Bonus sera calculé au prorata des mois effectivement travaillés en 2020. Pour chaque année, le versement effectif du Bonus est soumis à la discrétion et à l'approbation finale du comité de rémunération.

4.3 L'ensemble des éléments de rémunération tels que définis ci-dessus sera soumis à déduction des charges sociales salariales ainsi qu'à la CSG et à la CRDS.

4.4 Plan d'incentive

Le Salarié aura droit à l'attribution de 271.534 « Restricted stock » (« SRA » de droit américain) et 90.511 « stock-options » (de droit américain) après une période de « vesting » de 3 ans.

Les modalités et conditions d'attributions seront précisées dans le document d'attribution.

Ces attributions sont soumises à l'approbation du Comité des rémunérations et au respect des conditions d'attribution.

ARTICLE 5 – WORKING TIME DURATION

ARTICLE 5 – DUREE DU TRAVAIL

As a top executive ("cadre dirigeant") and considering the scope of his responsibilities, the large autonomy he enjoys in the management of his working time, his ability to make decisions and the amount of his remuneration, the Employee is not bound by legal and regulatory provisions on working time, pursuant to article L. 3111-2 of French Labor Code.

En sa qualité de Cadre dirigeant et compte tenu de l'étendue de ses responsabilités, de la grande autonomie dont il bénéficie dans l'organisation de son emploi du temps, de sa capacité à prendre des décisions et du montant de sa rémunération, le Salarié n'est pas soumis aux dispositions législatives et réglementaires relatives à la durée du travail, en application de l'article L. 3111-2 du Code du travail.

ARTICLE 6 – WORKPLACE

The Employee will perform his duties at his home place in Lyon.

This remote work will not give rise to any compensation. The fixed salary of the Employee taking into account this situation of remote work at home.

Considering the Employee's functions, he agrees that his workplace could be transferred to any other place in metropolitan France as the Company may reasonably require. This transfer will not be considered as a modification of the employment contract.

Besides, the Employee agrees that he may be requested to go frequently on specific business trips, either in France or abroad, within the scope of missions entrusted to him by the Company.

ARTICLE 6 - LIEU DE TRAVAIL

Le Salarié exercera ses fonctions à son domicile à Lyon.

Ce télétravail ne donnera lieu à aucune indemnité, le salaire forfaitaire du Salarié prenant en compte cette situation de télétravail à domicile.

Eu égard à la nature de ses fonctions, le Salarié reconnaît que son lieu de travail pourra être transféré dans tout autre lieu en France Métropolitaine, si la Société en éprouvait la nécessité, sans que ce transfert constitue une modification de son contrat de travail.

Par ailleurs, le Salarié accepte que, dans le cadre de ses fonctions, il puisse être amené à effectuer des déplacements professionnels réguliers, tant en France qu'à l'étranger.

ARTICLE 7 – REIMBURSEMENT OF EXPENSES

The travel and hotel expenses, as well as any professional expenses incurred in the Company's interest and which fall within the scope of the Company's business expense management policy shall be borne by the Company, upon presentation of an expense report and receipts by the Employee.

Professional's vehicle expenses are covered up to a limit of € 1,000 per month upon presentation of an expense report and receipts by the Employee.

ARTICLE 7 - REMBOURSEMENT DE FRAIS

Les dépenses de voyage, frais d'hôtels, ainsi que toutes les dépenses d'ordre professionnel engagées dans l'intérêt de la Société et entrant dans le cadre de la politique de gestion des frais professionnels de la Société, seront prises en charge par la Société, sur présentation par le Salarié d'une note de frais accompagnée des documents justificatifs.

Les frais de véhicules effectués pour les besoins professionnels sont pris en charges sur justificatifs dans la limite de 1.000 € par mois.

ARTICLE 8 – PAID HOLIDAYS

The Employee shall benefit from the number of worked days of paid holidays following the applicable rules. For the time being, the number is 25 worked days.

ARTICLE 8 - CONGES PAYES

Le Salarié bénéficiera des droits à congés payés selon les dispositions en vigueur applicables qui se montent actuellement à 25 jours ouvrés.

The dates of the Employee's paid vacation shall be set in agreement with the Company which shall take into account the Employee's wishes as far as possible. The requirements linked to the organization of the Company shall take precedence.

Paid holidays accrued for a reference year (June 1st to May 31) may not be taken or carried over to beyond the end of the following reference year, without prior consent of the Company.

Les dates des congés payés du Salarié seront fixées avec l'accord de la Société, laquelle tiendra compte, dans la mesure du possible, des souhaits de l'intéressé. Les impératifs liés à l'organisation de la Société primeront en la matière.

Les congés acquis au titre d'une période de référence (1er juin au 31 mai) ne pourront être pris ou reportés au-delà du terme de l'année de référence suivante sans l'accord préalable de la Société.

ARTICLE 9 – ABSENCE/SICK DAYS

In the event of circumstances preventing the Employee from performing his activity due to accident or sickness, the latter shall advise the Company as soon as possible, and by the latest within a period of 24 hours, of the motivation and the possible length of his absence. This information shall be confirmed by the Employee within a period of two (2) days by submitting a medical certificate indicating the probable length of absence.

ARTICLE 9 - ABSENCE/MALADIE

En cas d'empêchement d'exercer son activité par suite de maladie ou d'accident, le Salarié doit aviser la Société dès que possible, et au plus tard dans les 24 heures, du motif et de la durée probable de son absence. Cet avis doit être confirmé par le Salarié au plus tard dans les deux (2) jours en produisant un certificat médical faisant connaître la durée probable de l'interruption de travail.

ARTICLE 10 – PROVIDENCE AND RETIREMENT SCHEMES

The Employee will benefit from the providence and complementary retirement schemes as well as from any other collective contract which may concluded by the Company.

In this respect, the Employee expressly accepts that the employee's contributions relating to the said schemes will be deducted from his monthly gross salary.

ARTICLE 10 - REGIMES DE PREVOYANCE ET DE RETRAITE

Le Salarié bénéficiera des régimes de prévoyance et de retraite complémentaire, ainsi que de tout autre contrat collectif qui pourrait être souscrit par la Société.

A cet égard, le Salarié accepte expressément que les cotisations salariales relatives aux régimes susvisés seront déduites de son salaire mensuel brut.

ARTICLE 11 – EXCLUSIVITY AND CONFIDENTIALITY

11.1 The Employee undertakes to devote all his work time and effort for the exclusive benefit of the Company and he may therefore not exercise any other professional activity throughout the duration of this contract without the prior written express approval of a legal representative of the Company.

11.2 Whether during his employment in the Company or at any other time after the termination of his employment contract, whatever the cause may be, the Employee may not disclose to any third party whomsoever any confidential information concerning the Company, the parent company,

ARTICLE 11 - EXCLUSIVITE ET CONFIDENTIALITE

11.1 Le Salarié s'engage à consacrer tout son temps et ses efforts au service exclusif de la Société et à ne pas exercer d'autre activité professionnelle pendant la durée de son contrat sans l'accord préalable écrit du représentant légal de la Société.

its subsidiaries, and/or the companies of the Group and/or concerning any of their subcontractors, suppliers, clients, agents, employees or representatives, except if the disclosure of such information (i) is required for the proper execution of the Employee's duties towards the Company under the terms of the Contract or (ii) is authorized by the Company.

For the purposes of this Contract, the term "confidential information" means, without limitation, know-how, trade secrets, client listings, operating methods, financial and accountancy information, company and marketing schemes, confidential information concerning company personnel and all other information considered confidential by the Company.

Confidential information consists of, without limitation, all information concerning the Company and all companies of the Group that the Employee may have knowledge of during his employment.

11.2 Que ce soit pendant la durée de son emploi dans la Société ou à tout moment après la rupture de son contrat de travail, quelle qu'en soit la cause, le Salarié ne pourra divulguer à aucun tiers quel qu'il soit des informations confidentielles sur la Société, sa société mère, ses filiales et/ou sur l'un quelconque de leurs sous-traitants, fournisseurs, clients, concessionnaires de licence, employés ou agents, sauf si et dans la mesure où (i) une telle divulgation est nécessaire à l'exécution de ses obligations envers la Société aux termes du présent contrat ou (ii) est autorisée par la Société.

Aux fins du présent contrat, le terme « informations confidentielles » comprend notamment sans que cette énumération soit limitative, le savoir-faire, les secrets commerciaux, fichiers clients, méthodes d'exploitation, informations financières et comptables, plans d'entreprise, plans de marketing, informations confidentielles sur le personnel et toutes autres informations considérées comme confidentielles par la Société.

Les informations confidentielles comprennent en outre, mais sans que cette énumération soit limitative, les informations se rapportant à la société et aux sociétés du groupe que le Salarié serait amenées à connaître pendant la durée de son emploi.

ARTICLE 12 – USE OF THE COMPANY'S EQUIPMENTS AND COMMUNICATION TOOLS

The Employee undertakes not to use for private purposes, save for a reasonable and limited use, the Company's equipment and communication tools put at his disposal in the framework of his professional activity. The said equipment and tools are notably the following, without limitation: computer, mobile phone, etc.

The Employee expressly acknowledges and accepts that the Company may monitor and/or record the Employee's use of the Company's equipment and communication tools above mentioned, subject to compliance with the legal provisions. This way, the Company could prevent or detect any possible unauthorized use, but ensure the effective operation of

ARTICLE 12 - UTILISATION DES EQUIPEMENTS ET OUTILS DE COMMUNICATION DE LA SOCIETE

Le Salarié s'interdit d'utiliser à des fins personnelles, sauf usage limité et raisonnable, les équipements et outils de communication de la Société mis à sa disposition dans le cadre de son activité professionnelle. Lesdits équipements et outils sont notamment, sans que cette liste soit limitative : téléphone portable, ordinateur etc.

Le Salarié reconnaît et accepte expressément que la Société peut contrôler et/ou enregistrer l'utilisation faite des équipements et outils de communication ci-dessus mentionnés, dans le respect des dispositions légales. De cette façon, la Société est en mesure de prévenir ou détecter les éventuels usages non autorisés, mais également de s'assurer du fonctionnement effectif des équipements et outils mis à la disposition du Salarié.

the equipment and tools put at the Employee's disposal.

ARTICLE 13 – RESTITUTION

Upon termination of the employment for whatsoever reason, the Employee shall return to the Company upon his leaving, irrespective of the legal term of the contract, any documents, reports, studies, research, listings, files and correspondence, as well as any equipment such as a laptop or any other devices belonging to the Company.

ARTICLE 13 - RESTITUTION

Au terme de son contrat de travail pour quelque raison que ce soit, le Salarié remettra à la Société, lors de son départ effectif tous documents, rapports, études, recherches, listes, fichiers et correspondances, ainsi que tout matériel tel que l'ordinateur portable ou tout autre matériel appartenant à la Société.

ARTICLE 14 – TERMINATION

This employment contract may be terminated at any time by either the Company or the Employee, it is subjected to a 6 months' notice period in case of a dismissal. However, no notice period applies in case of serious or gross misconduct.

The notice period duration in case of a resignation is provided in the applicable collective bargaining agreement.

ARTICLE 14 – RUPTURE DU CONTRAT DE TRAVAIL

Ce contrat peut être résilié à tout moment par la Société ou le Salarié, à condition de respecter un préavis dont la durée sera de 6 mois en cas de licenciement. Toutefois, en cas de faute grave ou lourde, aucun préavis ne sera applicable.

La durée du préavis en cas de démission du Salarié est déterminée par la convention collective applicable.

ARTICLE 15 – DATA PROTECTION

The Employee acknowledges and agrees that, for the purposes of human resources management and the performance of the current employment contract, personal data relating to the Employee are collected, stored and processed by the Company during the performance of the employment contract.

The Employee accepts that these personal data be disclosed and transferred to other employees of the Company or to any other persons as may be reasonably necessary and as otherwise required by law.

In accordance with the provisions of the Law n°78-17 of 6 January 1978 and the GDPR, the Employee is entitled to a right to access and modification regarding the personal data relating to him towards the Management, also competent to answer any questions relating to the data processing implemented within the Company on the basis of the personal data relating to the Employee.

ARTICLE 15 - DONNEES PERSONNELLES

Le Salarié reconnaît et accepte que la Société, pour les besoins de la gestion de ses ressources humaines et de l'exécution du présent contrat, procède à la mise en œuvre de traitements automatisés des données personnelles le concernant, collectées et stockées au cours de l'exécution du présent contrat.

Le Salarié accepte que ces données personnelles puissent être divulguées ou transférées à d'autres salariés de la Société ou à tout autre personne, si la Société en éprouvait la nécessité ou si la loi l'exigeait.

Conformément aux dispositions de la Loi n° 78-17 du 6 janvier 1978 et du RGPD, le Salarié dispose d'un droit d'accès et de rectification des données personnelles le concernant auprès de la Direction, également compétente pour répondre aux questions concernant les traitements automatisés mis en œuvre au sein de la Société à partir des données personnelles concernant le Salarié.

ARTICLE 16 – APPLICABLE LAW – JURISDICTION

This contract is governed by French law, both for the purposes of its performance and its termination. The French courts shall have exclusive jurisdiction concerning any dispute related hereto.

ARTICLE 16 - LOI APPLICABLE - TRIBUNAUX COMPETENTS

Le présent contrat est soumis à la loi française, tant pour son exécution que pour sa résiliation, et tout litige s'y rapportant sera de la compétence exclusive des tribunaux français.

ARTICLE 17 – TRANSLATION

In the event of a conflict between the French and English version hereof, the French text shall prevail in all circumstances.

ARTICLE 17 - TRADUCTION

En cas de conflit entre les versions en langue française et anglaise du présent contrat de travail, le texte en français prévaudra en toute circonstance.

Signed in Lyon
On
In duplicate[1]

/s/ Craig Shore * /s/ Marvin Slosman*

For InspireMD
Mr. Craig Shore, CFO

Read and approved - good for agreement

/s/ Andrea Tommasoli

Mr. Andrea Tommasoli[1]

Fait à Lyon
Le
En double exemplaire [1]

/s/ Craig Shore * /s/ Marvin Slosman*

Pour InspireMD
Mr. Craig Shore, CFO

Lu et approuvé – bon pour accord

/s/ Andrea Tommasoli

Mr. Andrea Tommasoli[1]

[1] Each page must be initialed and the signature shall be preceded by the handwritten notation « *lu et approuvé – bon pour accord* » (= "read and approved – good for agreement").

Appendix 1

Job Description

Job Description
Identify potential markets
Negotiations with potential distributors
Responsible for regional sales people
Responsible for Sales
Identify and define particular market needs
Train distributor and sales representatives
Responsible for managing the approved budget within department
Serves as a member in the executive team
Responsible for marketing strategy